Exhibit 99.1

DZS Bolsters Executive Leadership, Technology, Operations and Sales Team

Industry luminaries join DZS as company builds 5G and Fiber Access momentum

Plano, Texas, USA, Oct. 6, 2020 – DZS (NASDAQ: DZSI), a global provider of fixed and mobile packet, optical transport and connected premises solutions to service providers and enterprises, today announced several new appointments to its executive leadership, technology and operations team. The new leaders bring cutting-edge technology and best practice expertise that will continue to fuel DZS’ growth in the rapidly evolving 5G and Fiber Access Markets.

“Since joining the DZS team in early August, we have been strategically and systematically assembling an experienced leadership team that is poised to take DZS to a whole new level,” said Charlie Vogt, President and CEO of DZS. “The acceleration of 5G, fiber deep, smart homes, connected building/city solutions and software defined roadmaps are redefining the possibilities of tomorrow. Every company’s success is amplified by their people and culture. I am thrilled with our new appointments and the opportunity to work with such a talented team.”

•	Andrew Bender, Chief Technology Officer; formerly with VMware, Hewlett Packard Enterprise and GENBAND/Ribbon Communications
•	Michael Martin, Global Operations; formerly with ARRIS/CommScope, ADTRAN, and Calix
•	Darrin Whitney, Chief Information Officer; formerly with MediaKind/Ericsson and GENBAND/Ribbon Communications
•	Justin Ferguson, Chief Legal Officer; formerly with GENBAND/Ribbon Communications and Zix
•	Miguel Alonso, Vice President of Global Product Line Management; formerly with Calix
•	Doron Paz, Vice President of R&D; formerly with Zhone and Nortel
•	Ken Stumpf, Business Development; formerly with IBM and Metaswitch/Microsoft
•	Meggin Sawyer, North America Sales; formerly with ADTRAN
•	Anna Klosterman, North America Sales; formerly with Sandvine and GENBAND/Ribbon Communications
•	Bethe Strickland, North America Sales; formerly with ADTRAN, Metaswitch/Microsoft and Mavenir

“I look forward to innovating and partnering with such bright minds at DZS.  Charlie is one of the most forward-thinking, transformational CEOs in our industry, and always puts employees and customers first,” said Mr. Bender, Chief Technology Officer and formerly the Global

Exhibit 99.1

Solutions Technology Leader for the Media & Communications Service Provider sectors for VMWare. “We face a unique window of opportunity to fuel groundbreaking innovation and harness the favorable technology trends that demand open standards and interoperability. It’s an exciting time to be at DZS.”

For more information, visit https://investor-dzsi.com/investor-relations/leadership/

About DZS

DZS Inc. (NSDQ: DZSI) is a global provider of fixed and mobile packet, optical transport and connected premises solutions to service providers and enterprises. A pioneer in disaggregated platforms, SDN, and virtualization, service providers and enterprises look to DZS for the innovation that leads to future-proof networks and outstanding performance. Over 1,200 service providers, operators, and enterprises in over 120 countries have leveraged DZS innovation, open solutions, and agility to arm them with the network resources and deployment freedom they need to lead in their markets and deliver an unrivaled communications experience. With manufacturing, engineering, service and support centers of excellence spread across the globe, DZS is positioned to bring next-generation technologies and world-class solutions to service providers and enterprises who are poised to transform, compete and win.

DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

For further information see: www.DZSi.com.
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/

Press Inquiries:
McKenzie Hurst, Thatcher+Co.
Mobile: +1 408.888.6787
Email: mhurst@thatcherandco.com